                                   Exhibit 21

                              List of Subsidiaries



Name                                                  Place of Incorporation
----                                                  ----------------------

EFData Corp.                                          California

California Microwave Foreign                          Barbados,
         Sales Corporation                            West Indies

California Microwave Navigation
         Systems, Inc.                                Delaware



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